UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018 (August 31, 2018)

GUIDED THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B Norcross, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01.            Entry into a Material Definitive Agreement.
On August 31, 2018, Guided Therapeutics, Inc. (the “Company”) entered into agreements with certain holders of the Company’s Series C1 preferred stock, par value $0.001 per share (the “Series C1 Preferred Stock”), including John Imhoff, the chairman of the Company’s board of directors, and Mark Faupel, the Chief Operating Officer and a director of the Company (the “Exchange Agreements”), pursuant to which those holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 preferred stock, par value $0.001 per share (the “Series C2 Preferred Stock”). In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock.
See Item 5.03, incorporated in this Item 1.01 by reference, for a description of the material terms of the Series C2 Preferred Stock.
The above description is qualified in its entirety by reference to the form of Exchange Agreement, attached as Exhibit 10.1 to this current report on Form 8-K (the “Current Report”) and incorporated herein by reference.
This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.
Item 3.02           Unregistered Sales of Equity Securities
The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. Each issuance of securities described in Item 1.01 was made by the Company in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.
Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Series C2 Preferred Stock has the terms set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series C2 Convertible Preferred Stock (the “Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware on August 31, 2018.
The terms of the Series C2 Preferred Stock are substantially the same as the Series C1 Preferred Stock, except that (i) shares of Series C1 Preferred Stock may not be convertible into the Company’s common stock by their holder for a period of 180 days following the date of the filing of the Certificate of Designation (the “Lock-Up Period”); (ii) the Series C2 Preferred Stock has the right to vote as a single class with the Company’s common stock on an as-converted basis, notwithstanding the Lock-Up Period; and (iii) the Series C2 Preferred Stock will automatically convert into that number of securities sold in the next Qualified Financing (as defined in the Exchange Agreement) determined by dividing the stated value ($1,000 per share) of such share of Series C2 Preferred Stock by the purchase price of the securities sold in the Qualified Financing.
Pursuant to the Certificate of Designation, the initial conversion price of the Series C2 Preferred Stock is expected to be $0.002624 per share, such that each share of the Series C2 Preferred Stock would initially convert into 381,098 shares of the Company’s common stock, subject to customary adjustments as set forth in the Certificate of Designation.  Holders of the Series C2 Preferred Stock will be entitled to receive dividends on shares of Series C2 Preferred Stock on an as-converted basis equal to and in the same form as dividends actually paid on shares of the common stock. The Series C2 Preferred Stock ranks equally with the Company’s Series C preferred stock, par value $0.001 per share, and the Series C1 Preferred Stock and, upon the Company’s liquidation or sale to or merger with another corporation, each share of Series C2 Preferred Stock will be entitled to a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends.
The above description is qualified in its entirety by reference to the Certificate of Designation, attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits
(d)            Exhibits.

Number	Exhibit
3.1	Series C2 Preferred Stock Certificate of Designations
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright_______________________
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: September 6, 2018